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                         [LETTERHEAD OF ERNST & YOUNG]

                                                                    EXHIBIT 23.3

We consent to the reference to our firm under the caption "Experts" in the proxy statement of SEQUUS Pharmaceuticals, Inc. that is made part of the Registration Statement and Prospectus of ALZA Corporation for the registration of 13,600,000 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1998, with respect to the consolidated financial statements and Schedule of ALZA Corporation incorporated by reference in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
February 10, 1999